EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ReposiTrak, Inc.
Salt Lake City, Utah

We have audited the accompanying balance sheets of ReposiTrak, Inc. as of June 30, 2015 and 2014 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ReposiTrak, Inc. as of June 30, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
September 14, 2015

REPOSITRAK, INC.
Condensed Balance Sheets

Assets	June 30, 2015	June 30, 2014

Current Assets:
Cash and cash equivalents	$31,119	$296,671
Receivables, net of allowance of $44,000 and $23,000 at June 30, 2015 and 2014, respectively	152,340	135,035
Prepaid expense and other current assets	17,500	24,097

Total current assets	200,959	455,803

Total assets	$200,959	$455,803

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$600,775	$745,532
Deferred revenue	598,232	200,849
Current portion of related party notes and accrued interest payable, net of discount of $0 and $43,550 at June 30, 2015 and 2014, respectively	2,943,282	2,896,764
Total current liabilities	4,142,289	3,843,145

Long-term liabilities:
Related party notes and accrued interest payable, less current portion	2,619,726	402,192

Total liabilities	6,762,015	4,245,337

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $0.001 par value, 10,000,000 shares authorized; 452,624 issued and outstanding at June 30, 2015 and 2014, respectively.	453	453
Additional paid-in capital	2,532,545	2,111,573
Accumulated deficit	(9,094,054)	(5,901,560)

Total stockholders’ equity (deficit)	(6,561,056)	(3,789,534)

Total liabilities and stockholders’ equity (deficit)	$200,959	$455,803

See accompanying notes to condensed financial statements.

REPOSITRAK, INC.
Condensed Statements of Operations

	For the years ended June 30,
	2015	2014

Revenue	$787,651	$179,715

Operating expenses:
Cost of revenue and product support	1,638,582	1,616,078
Selling, general, and administrative	1,960,658	1,273,579
Total operating expense	3,599,240	2,889,657

Loss from operations	(2,811,589)	(2,709,942)

Other income (expense):
Interest expense, net	(380,905)	(252,554)
Total other income (expense)	(380,905)	(252,554)

Loss before income taxes	(3,192,494)	(2,962,496)

Provision for income taxes	-	-

Net (loss) income	$(3,192,494)	$(2,962,496)

See accompanying notes to condensed financial statements.

REPOSITRAK, INC.
Condensed Statements of Stockholders’ Deficit

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, June 30, 2013	405,003	$405	$1,111,592	$(2,939,064)	$(1,827,067)

Stock issued for:
Cash	47,621	48	999,981	-	1,000,029

Net income	-	-	-	(2,962,496)	(2,962,496)
Balance June 30, 2014	452,624	453	2,111,573	(5,901,560)	(3,789,534)

Contributed Capital	-	-	420,972	-	420,972
Net loss	-	-	-	(3,192,494)	(3,192,494)
Balance, June 30, 2015	452,624	$453	$2,532,545	$(9,094,054)	(6,561,056)

See accompanying notes to condensed financial statements.

REPOSITRAK, INC
Condensed Statements of Cash Flows

	For the years ended June 30,
	2015	2014
Cash Flows from Operating Activities:
Net loss	$(3,192,494)	$(2,962,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	21,000	23,000
Amortization of discounts on debt	43,550	52,288
Decrease (increase) in:
Trade receivables	(38,305)	(142,485)
Prepaids and other assets	6,597	(24,097)
(Decrease) increase in:
Accounts payable	(144,756)	377,035
Accrued interest payable	337,387	200,306
Deferred revenue	397,383	192,940

Net cash used in operating activities	(2,569,638)	(2,283,509)

Cash Flows From Investing Activities	-	-

Net cash provided by (used in) investing activities	-	-

Cash Flows From Financing Activities:
Proceeds from issuance of stock	-	1,000,029
Proceeds from issuance of notes payable	2,604,086	1,200,000
Payments on notes payable	(300,000)	-

Net cash provided by financing activities	2,304,086	2,200,029

Net decrease in cash and cash equivalents	(265,552)	(83,481)

Cash and cash equivalents at beginning of period	296,671	380,152

Cash and cash equivalents at end of period	$31,119	$296,671

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Forgiveness of debt contributed to capital	$420,972	$-

See accompanying notes to condensed financial statements.

REPOSITRAK, INC
Notes to Condensed Financial Statements
June 30, 2015 and June 30, 2014

NOTE 1.	DESCRIPTION OF BUSINESS AND RECENT EVENTS

Summary of Business

ReposiTrak, Inc. (the "Company" or "ReposiTrak") is incorporated in the state of Utah and is a wholly owned subsidiary of Park City Group, Inc., a Nevada Corporation ("Park City Group" or "PCG").  The Company is an internet-based solution that enables all participants in the farm-to-table supply chain to easily manage records management and regulatory compliance, as well as enables traceability as products and their ingredients as they move between trading partners.  In addition, the ReposiTrak solution provides food retailers and suppliers with a robust solution to help protect their brands and remain in compliance with rapidly evolving regulations in the Food Safety Modernization Act.  The principal markets for the Company's products are suppliers, distributors, and manufacturing companies throughout the food and drug supply chain, which have operations in North America.

Recent Developments

Acquisition by Park City Group, Inc.

Effective June 30, 2015, Park City Group entered into agreements with each of the stockholders of ReposiTrak to acquire all of the outstanding capital stock of ReposiTrak in exchange for shares of Park City Group’s common stock.  On June 30, 2015, the Company completed the sale and is now a wholly owned subsidiary of Park City Group.

NOTE 2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that materially affect the amounts reported in the financial statements.  Actual results could differ from these estimates.  The methods, estimates and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results it reports in its financial statements.  The Securities and Exchange Commission has defined the most critical accounting policies as those that are most important to the portrayal of the Company’s financial condition and results, and require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  Based on this definition, the Company’s most critical accounting policies include:  income taxes and revenue recognition.

Cash and Cash Equivalents

The Company considers all short-term instruments with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk and Significant Customers

The Company maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers.  Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which when realized have been within the range of management's expectations.  The Company does not require collateral from its customers.

The Company's accounts receivable are derived from sales of products and services primarily to suppliers of multi-location retail and grocery stores and food industry wholesalers.  Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

During the years ended June 30, 2015 and 2014, the Company did not have any customers that accounted for greater than 10% of total revenue.

Receivables and Allowance for Doubtful Accounts

Trade account are stated at the amount the Company expects to collect. Receivables are reviewed individually for collectability. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, allowances may be required.

The Company offers credit terms on the sale of the Company’s products to a significant majority of the Company’s customers and requires no collateral from these customers. The Company performs ongoing credit evaluations of customers’ financial condition and maintains an allowance for doubtful accounts receivable based upon the Company’s historical experience and a specific review of accounts receivable at the end of each period. As of June 30, 2015 and 2014, the allowance for doubtful accounts was $44,000 and $23,000, respectively.

Revenue Recognition

We recognize revenue when all of the following conditions are satisfied: (i) there is persuasive evidence of an arrangement, (ii) the service has been provided to the customer, (iii) the collection of our fees is probable and (iv) the amount of fees to be paid by the customer is fixed or determinable.

We recognize subscription revenue ratably over the length of the agreement beginning on the commencement dates of each agreement or when revenue recognition conditions are satisfied based on their relative fair values. For a fee, subscriptions provide the customer with access to the software and data over the Internet, or on demand, and provide technical support services. Under subscriptions, customers do not have the right to take possession of the software and such arrangements are considered service contracts. Accordingly, we recognize professional services as incurred based on their relative fair values.  When subscription service is paid in advance, deferred revenue is recognized and revenue is recorded ratably over the term as services are consumed.

Research and Development Costs

Research and development costs include personnel costs, engineering, consulting, and contract labor and are expensed as incurred for software that has not achieved technological feasibility.

Advertising Costs

Advertising is expensed as incurred. Advertising expense was $49,775 and $0 for the years ended June 30, 2015 and 2014, respectively.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, cash equivalents, receivables, payables, accruals and notes payable.  The carrying amount of cash, cash equivalents, receivables, payables and accruals approximates fair value due to the short-term nature of these items.  The notes payable also approximate fair value based on evaluations of market interest rates.

NOTE 3.	RECEIVABLES

Accounts receivable consist of the following:

	2015	2014
Accounts receivable	$196,340	$158,035
Allowance for doubtful accounts	(44,000)	(23,000)
	$152,340	$135,035

Accounts receivable consist of trade accounts receivable.  Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

NOTE 4.	RELATED PARTY NOTES AND ACCRUED INTEREST PAYABLE

The Company had the following notes payable obligations at June 30, 2015 and 2014:

	2015	2014
Note payable to Park City Group Inc., bearing interest at 8% due April 30, 2015 net of discount of $0 and $43,550, respectively.	$1,322,863	$1,579,313
Note payable to Park City Group Inc., bearing interest at 8% due April 30, 2015.	400,000	400,000
Note payable to Park City Group Inc., bearing interest at 8% due April 30, 2015.	400,000	400,000
Note payable to Park City Group Inc., bearing interest at 8% due March 31, 2016.	400,000	400,000
Note payable to Park City Group Inc., bearing interest at 8% due May 31, 2016.	400,000	-
Note payable to Park City Group Inc., bearing interest at 8% due November 30, 2016.	659,460	-
Note payable to Park City Group Inc., bearing interest at 8% due May 31, 2017.	1,500,000	-
Accrued interest due to Park City Group, Inc.	480,685	173,801
Note payable to Leavitt Partners, bearing interest at 8% due April 30, 2015, this note was forgiven as part of the acquisition by Park City Group, Inc.	-	319,337
Accrued interest due to Leavitt Partners	-	26,505
	5,563,008	3,298,956
Less current portion notes payable and accrued interest	(2,943,282)	(2,896,764)
	$2,619,726	$402,192

Maturities of notes payable at June 30, 2015 are as follows:

Year ending June 30:
2016	$2,943,282
2017	$2,619,726
2018	$-
2019	$-
Thereafter	$-

NOTE 5.	DEFERRED REVENUE

Deferred revenue consisted of the following at June 30:

	2015	2014
Subscription	$491,586	165,882
Other	106,646	34,967
	$598,232	$200,849

NOTE 6.	INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components at June 30:

	2015	2014
Deferred tax assets:
NOL Carryover	$3,550,576	$2,496,061
Allowance for Bad Debts	17,160	8,970
Deferred tax liabilities	-	-
Valuation allowance	(3,567,736)	(2,505,031)
Net deferred tax asset	$-	$-

The income tax provision differs from the amounts of income tax determined by applying the US federal income tax rate to pretax income from continuing operations for the years ended June 30, 2015 and 2014 due to the following:

	2015	2014
Book Income	$(1,080,893)	$(1,155,373)
Meals & Entertainment	1,204	1,012
Interest expense on debt discount	16,984	20,392
Change in accrual and Allowance	8,190	8,970
Valuation allowance	1,054,515	1,124,999
	$-	$-

At June 30, 2015, the Company had net operating loss carry-forwards of approximately $9,104,000 that may be offset against past and future taxable income from the year 2013 through 2035.  No tax benefit has been reported in the June 30, 2015 condensed financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

The Company determines whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, the Company measures the tax position to determine the amount to recognize in the financial statements.  The Company performed a review of its material tax positions in accordance with these recognition and measurement standards.

The Company has concluded that there are no significant uncertain tax positions requiring disclosure, and there are not material amounts of unrecognized tax benefits.

The Company includes interest and penalties arising from the underpayment of income taxes in the condensed consolidated statements of operations in the provision for income taxes.  As of June 30, 2015, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before June 30, 2012.

NOTE 7.	OPTIONS AND WARRANT TRANSACTIONS

A schedule of the options and warrants activity for the years ended June 30, 2015 and 2014 is as follows:

	Number of Options	Number of Warrants	Price per share
Outstanding at June 30, 2013	660,000	300,000	$0.15 – 1.17
Granted	-	-	$-
Exercised	-	-	$-
Cancelled	-	-	$-
Expired	-	-	$-
Outstanding at June 30, 2014	660,000	300,000	$0.15 – 1.17
Granted	-	-	$-
Exercised	-	-	$-
Cancelled	(660,000)	(300,000)	$0.15 – 1.17
Expired	-	-	$-
Outstanding at June 30, 2015	-	-	$-

On July 19, 2012 the Company granted options to purchase 660,000 shares of ReposiTrak common stock as part of an exclusive rights agreement with Park City Group, Inc. The immediately vested options were granted at $0.15 per share and had a 10 year life.

On June 30, 2013 the Company granted warrants to purchase 300,000 shares of ReposiTrak common stock as part of a note payable to Park City Group, Inc. The immediately vested warrants were granted at $1.17 per share and had a 9 year life.

All options and warrants were cancelled upon sale of 100% of the outstanding common stock to Park City Group, Inc. on June 30, 2015.

NOTE 8.	RELATED PARTY TRANSACTIONS

The Company issued a number of notes payable to Leavitt Partners, LLC ("LP") and PCG.  The notes bore interest at 8% and matured on various dates from April 30, 2015 through May 31, 2017 as more fully described in Note 4.  LP was the majority shareholder of the Company until the sale of 100% of the outstanding common stock to Park City Group on June 30, 2015.

The Company owed $0 and $319,337 under the notes payable to LP as of June 30, 2015 and 2014, respectively.  The balances of the notes at June 30, 2015 along with accrued and unpaid interest of $57,009 were forgiven effective June 30, 2015 prior to the sale to PCG and recorded as contributed capital.

The Company owed $5,082,323 and $2,779,313 along with accrued interest of $480,685 and $173,801 under the notes payable to PCG as of June 30, 2015 and 2014, respectively.  The notes payable balance at June 30, 2014 included a discount of $43,550 which was amortized into interest expense during the year ended June 30, 2015.

During the year ended June 30, 2014 and through January 2015, the Company was a party to a Management Agreement with LP, pursuant to which LP provided certain management services to the Company. The Company had payables of $0 and $54,209 to LP at June 30, 2015 and 2014, respectively, under this agreement.

During the year ended June 30, 2015 and 2014, the Company was a party to a Management Agreement and Subscription Agreement with PCG, pursuant to which PCG provided certain services to the Company. The Company had payables of $472,650 and $660,761 to PCG at June 30, 2015 and 2014, respectively, under these agreements.

The Company did not have any other related party transactions as of June 30, 2015.

NOTE 9.	RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This Update clarifies the accounting for equity awards in which the performance target (i.e. an initial public offering) could be achieved after the requisite service period. The guidance require a performance target that affects vesting and that could be achieved after the service period be treated as a performance condition and not be reflected in the fair value of the award. Therefore, the compensation costs will begin to be recognized when it becomes probable that the performance target will be achieved.  If the requisite service period is complete, the entire amount of compensation costs should be recognized at that time. This Update is effective for reporting periods beginning after December 15, 2015. The Company currently does not have any stock-based awards meeting the criteria noted so the Company doesn’t expect this Update to have a significant impact on its financials. However, it will evaluate new grants and ensure the guidance is followed if these types of grants are made.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customer (Topic 606). This Update provides new revenue recognition guidance that will be applicable for all industries and develops a common revenue standard for GAAP and IFRS. The main purpose of the new guidance is to remove inconsistencies, provide a more robust framework, improve comparability among industries, improve disclosure requirements and reduce the number of requirements to which an entity must refer. The guidance outlines the following five steps that should be followed in recognizing revenue:

1.	Identify contract with customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when the performance obligation is satisfied.

The update also provides disclosure requirements requiring entities to provide sufficient information to enable users to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. This Update is effective for public entities for reporting periods beginning after December 15, 2016 and for all other entities, it is effective for periods beginning after December 15, 2017.  Due to the extensive nature of this Update, the Company is evaluating the impact this new guidance will have on its financials.

NOTE 10.	LIQUIDITY AND WORKING CAPITAL

During the year ended June 30, 2015, the Company had a net loss of $3.2 million, negative cash flow from operations of $3.1 million, and negative working capital of $3.9 million. Historically the Company has had operating losses, negative cash flows from operations, and working capital deficiencies. While no assurances can be given, management currently believes that the Company will increase its working capital position in future periods as a result of the projected increase in revenue, among other factors, as well as reduce its indebtedness in subsequent periods utilizing projected cash flow from operations.   In addition, management may also make additional borrowings and refinance or restructure certain of the Company’s indebtedness to extend the maturities of such indebtedness to address its short- and long-term working capital requirements and Park City Group has expressed its willingness and ability to provide adequate funding to cover the Company’s capital requirements for the next 12 months.  Management believes that these initiatives will enable us to address our debt service requirements during the next twelve months as well as fund our currently anticipated operations.

NOTE 11.	SUBSEQUENT EVENTS

In accordance with the Subsequent Events Topic of the FASB ASC 855, we have evaluated subsequent events, and noted no subsequent events that are reasonably likely to impact the financial statements.